UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): APRIL 30, 2015 (April 13, 2015)

Commission File Number: 000-53462

TIERRA GRANDE RESOURCES INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

33 Richardson Street, Level 1
West Perth, Western Australia 6005
Australia
(Address of principal executive offices)

+61 8 9384 6835
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2015, Tierra Grande Resources Inc. (the “Company”) and VNUE, Inc. extended the closing date of the previous announced merger proposed between them from April 30, 2015 to May 31, 2015. The extension allows the parties additional time to complete due diligence and prepare documentation required to be filed with regulatory authorities upon consummation of the merger.

A copy of the Merger Agreement contemplated herein is attached as Exhibit 2.1 to the Form 8-K filed April 14, 2015 with the SEC. The description of the Merger Agreement contemplated herein is qualified by the terms of the full text of the agreement and the terms thereof are incorporated herein by reference.

Description of Business of VNUE, Inc.

VNUE is a live music technology company and digital distribution network that brings artists; fans and the industry together by capturing live performances through an application-based platform. The VNUE app is available for download on all iOS devices. Artists use VNUE’s Front of House (FOH) iOS Application to easily record and upload audio of live performances for purchase by fans shortly following a show, while professional video can be available within 24 hours. By using the VNUE platform, artists create, market and distribute their shows while creating new revenue streams. Fans are able to connect with their favorite performers in a new way, discover new performances and listen to and watch their shows on their mobile devices, computer or TV. To learn more about VNUE, visit www.vnue.com. Follow VNUE on Tumblr at vnueinc.tumblr.com or on Twitter @VNUEINC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30 , 2015	TIERRA GRANDE RESOURCES INC.

By: /s/ Andrew Gasmier
Andrew Gasmier
President